EXHIBIT 10.15

                     Supplementary Agreement Concerning the
                         Provision of Welfare Facilities
                                   (LJ9701-E)

Party A: Liuzhou OVM Joint Stock Co., Ltd.
Party B: Liuzhou OVM Construction Machinery Co., Ltd.

         Since the establishment of Party B, both parties to this Agreement have undergone structural changes on the internal operation and management. Staff welfare facilities originally managed and operated by Party A like canteen, dormitory and medical facilities, are now independently run or subcontracted. Party A is no longer responsible for the costs in providing these staff welfare services. The costs for using these facilities have been taken into consideration in determining the staff payroll and the employees are now required to pay for the use of these facilities.

         Accordingly, upon mutual agreement, Articles 5, 6 and 7 of the original Agreement Concerning the Provision of Power, Water Supply and Welfare Facilities date June 5, 1995, which govern the requirement by Party B to pay an administration fee to Party A in the use of the welfare facilities by Party B's employees, will be cancelled with effect from January 1, 1997.


For and on behalf of
Party A:  Liuzhou OVM Joint Stock Co., Ltd.


/s/ Wu Guosen
--------------------------
Wu Guosen

For and on behalf of
Party B:  Liuzhou OVM Construction Machinery Co., Ltd.


/s/ Ching Lung Po
--------------------------
    Ching Lung Po


Dated: December 1, 1997